Exhibit 99.1

PLX TECHNOLOGY, INC. REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS

Third Quarter Results
•	Record Revenue of $30.2M – 40 Percent Growth Year-on-Year
•	Record PCI Express Revenue of $14M – 89 Percent Growth Year-on-Year
•	Operating Income Improves to $2.6M – Up From a Loss of $2.0M Year-on-Year
•	Production Shipments on First USB 3.0 Storage Product
•	Teranetics Acquisition Significantly Increases Data Center Opportunity

SUNNYVALE, Calif. – Oct. 25, 2010 – PLX Technology, Inc. (NASDAQ: PLXT) today announced revenues of $30.2 million and net income of $1.1 million, or $0.03 per share (diluted) for the third quarter, ended Sept. 30, 2010.

“Our quarterly revenue exceeded $30M for the first time in the company’s history, fueled by continued growth and record sales of PCI Express products,” said Ralph Schmitt, president and CEO of PLX Technology. “Market-leading data center customers drove PCI Express Gen 2 switch revenue up by 17 percent. We also saw our first production shipments of our new USB 3.0 storage and our 7800 family of network-attached storage products for use in the home.”

GAAP Financial Comparison
(in millions, except per share amount)

	Quarterly Results			Year to Date
	Q3 2010	Q3 2009	Q2 2010	2010	2009
Net revenues	$30.2	$21.6	$29.7	$88.8	$56.2
Operating expense	$15.3	$14.2	$15.6	$45.6	$49.1
Operating income (loss)	$2.6	$(2.0)	$1.9	$6.2	$(17.9)
Net income (loss)	$1.1	$(1.9)	$1.7	$4.3	$(21.4)
Earnings (loss) per share (diluted)	$0.03	$(0.05)	$0.04	$0.11	$(0.61)

Non-GAAP Financial Comparison
(in millions, except per share amount)

	Quarterly Results			Year to Date
	Q3 2010	Q3 2009	Q2 2010	Q3 2010	Q3 2009
Net revenues	$30.2	$21.6	$29.7	$88.8	$56.2
Operating expense	$13.8	$13.0	$14.5	$42.0	$41.1
Operating income (loss)	$4.1	$(0.8)	$3.0	$9.8	$(9.8)
Net income (loss)	$2.7	$(0.7)	$2.8	$8.0	$(13.3)
Earnings (loss) per share (diluted)	$0.07	$(0.03)	$0.07	$0.20	$(0.39)

Non-GAAP results exclude share-based compensation, including employee stock ownership plan (ESOP) expenses, amortization of acquired intangibles, and acquisition and restructuring related expenses.

Product Information and Strategic Direction

“We announced the strategic acquisition of a well-recognized 10GBase-T Ethernet PHY leader, Teranetics, during the third quarter, increasing our markets served, as well as our penetration into the data center,” said Schmitt.  “This combination will allow us to leverage customer relationships and technology leadership in each company’s respective space to expand the reach as a combined organization.  With the continued growth and convergence of interconnect technologies in the data center, we now have a significant position in what we believe will be the two dominant high-speed IO standards well into the future.”

This strategic acquisition and new partnerships broaden the revenue landscape for the company. The following significant events were publicly announced during the third quarter:

•	Acquisition of Teranetics, 10GBase-T PHY leader
•	Demonstration of the world’s first PCI Express 3.0 switches running over optical cable at the Intel Developer Forum
•	Announcement of new USB 3.0 DAS devices passing the SuperSpeed USB compliance testing
•	Fujitsu’s selection of PLX’s USB Duet technology for its Lifebook personal computers
•	New partnerships with inXtron, Paragon Software and Tuxera Inc. that strengthen PLX’s high-performance NAS portfolio and software capabilities

Business Outlook

The following statements are based on current expectations.  The company does not intend to update, confirm or change this guidance until its fourth-quarter 2010 earnings release, although it may provide additional details regarding its guidance during today’s scheduled conference call.

•	Net revenues for the fourth quarter ending Dec. 31, 2010, are expected to be between $28 million and $31 million.
•	Gross margins are expected to be approximately 57 percent.
•
Operating expense will include spending for R&D and SG&A of approximately $19.9 million, charges for stock-based compensation of approximately $400,000, acquisition-related costs of approximately $400,000 and amortization of acquired intangibles before Teranetics of approximately $650,000.  The amortization of acquired intangibles for Teranetics is dependent upon acquisition accounting which will be completed during the fourth quarter.

PLX management plans to conduct a conference call and webcast today at 3:00 p.m. (PDT) to discuss its third quarter 2010 financial results, as well as its fourth quarter 2010 outlook.  A live webcast of the conference call will be available through the Investor Relations section of the PLX Website at www.plxtech.com/investors, which also can be heard live via telephone at 719.457.2644.  A recorded replay of this webcast will be available on the PLX website beginning at 6:00 p.m. (PDT) on October 25, 2010, through 6:00 p.m. (PDT) on November 1, 2010.  To listen to the replay via telephone, call 719.457.0820 and use access code 1145974.

For the live webcast, listeners should go to the PLX website at least 15 minutes before the event starts to download and install any necessary audio software.

About PLX

PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is an industry-leading global provider of semiconductor-based connectivity solutions primarily targeting the enterprise and consumer markets.  The Company provides manufacturers worldwide with innovative software-enriched silicon through feature differentiation, high-quality interoperability and superior performance. www.plxtech.com.

Use of Non-GAAP Financial Information

To supplement PLX’s financial statements presented on a GAAP basis, PLX has provided non-GAAP financial information, including non-GAAP net income (loss), non-GAAP earnings (loss) per share (diluted), non-GAAP operating income (loss) and non-GAAP operating expenses.  These non-GAAP results exclude share-based compensation, including ESOP expenses, acquisition and restructuring-related charges, and amortization of acquired intangibles. A reconciliation of the adjustments to GAAP results is included in the tables below.  Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to PLX investors for informational and comparative purposes.  In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  The non-GAAP financial information used by PLX may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about the Company’s estimated net revenues, estimated operating expenses and estimated gross margins, which are set forth under the heading “Business Outlook” and the statements regarding the Company’s expectations for the fourth quarter.  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers that use the Company’s products, adverse economic conditions in general or those specifically affecting the Company’s markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company’s customers and unexpected expenses.  Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2009, and PLX’s quarterly reports on Form-10Q for the quarters ended March 31, 2010, and June 30, 2010, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

PLX and the PLX logo are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions.  All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.

Investor Relations contact:	Company contact:
Leslie Green	Arthur O Whipple, CFO
Green Communications (for PLX)	PLX Technology, Inc.
Tel: 650.312.9060	Tel: 408.774.9060
leslie@greencommunicationsllc.com	investor-relations@plxtech.com

Editorial contact:
Jerry Steach
CommonGround Communications (for PLX)
Tel: 415.222.9996
jsteach@plxtech.com

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

		Three Months Ended		Nine Months Ended
	September 30	September 30	June 30	September 30
	2010	2009	2010	2010	2009

Net revenues	$30,234	$21,559	$29,721	$88,774	$56,194
Cost of revenues	12,307	9,420	12,232	37,010	25,007
Gross margin	17,927	12,139	17,489	51,764	31,187

Operating expenses:
Research and development	7,605	7,550	8,234	23,392	24,023
Selling, general and administrative	6,570	5,608	6,701	19,734	19,587
Acquisition and restructuring related costs	510	171	-	510	2,900
Amortization of purchased intangible assets	648	854	649	1,945	2,562
Total operating expenses	15,333	14,183	15,584	45,581	49,072

Income (loss) from operations	2,594	(2,044)	1,905	6,183	(17,885)
Interest income and other, net	(1)	149	48	108	314
Loss on fair value assessment	-	-	-	-	(3,842)

Income (loss) before provision for income taxes	2,593	(1,895)	1,953	6,291	(21,413)
Provision for income taxes	1,445	(41)	264	1,948	(6)

Net income (loss)	$1,148	$(1,854)	$1,689	$4,343	$(21,407)

Basic net income (loss) per share	$0.03	$(0.05)	$0.05	$0.12	$(0.61)
Shares used to compute basic per share amounts	37,098	37,005	37,081	37,068	35,195
Diluted net income (loss) per share	$0.03	$(0.05)	$0.04	$0.11	$(0.61)
Shares used to compute diluted per share amounts	37,683	37,005	37,884	37,795	35,195

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	September 30	December 31
	2010	2009
ASSETS

Cash and investments	$43,132	$40,015
Accounts receivable, net	12,921	9,167
Inventories	14,168	9,628
Property and equipment, net	11,452	10,856
Goodwill	1,367	1,367
Other intangible assets	3,695	5,640
Other assets	5,711	7,347
Total assets	$92,446	$84,020

LIABILITIES

Accounts payable	$7,320	$6,489
Accrued compensation and benefits	3,256	1,261
Accrued commissions	729	740
Other accrued expenses	2,249	1,657
Short term capital lease obligation	1,131	776
Long term capital lease obligation	295	1,098
Total liabilities	14,980	12,021

STOCKHOLDERS' EQUITY

Common stock, par value	37	37
Additional paid-in capital	155,098	153,939
Accumulated other comprehensive loss	(122)	(87)
Accumulated deficit	(77,547)	(81,890)
Total stockholders' equity	77,466	71,999
Total liabilities and stockholders' equity	$92,446	$84,020

PLX TECHNOLOGY, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION (1)
(Unaudited)
(in thousands, except per share amounts)
(not prepared in accordance with GAAP)

		Three Months Ended		Nine Months Ended
	September 30	September 30	June 30	September 30
	2010	2009	2010	2010	2009
Net Income Reconciliation
GAAP Net Income (Loss)	$1,148	$(1,854)	$1,689	$4,343	$(21,407)
Acquisition and restructuring related costs	510	171	-	510	2,900
Share-based compensation	386	170	463	1,195	2,630
Amortization of purchased intangible assets	648	854	649	1,945	2,562
Non-GAAP Net Income (Loss)	$2,692	$(659)	$2,801	$7,993	$(13,315)

Earnings Per Share Reconciliation
GAAP Diluted Income (Loss) Per Share	$0.03	$(0.05)	$0.04	$0.11	$(0.61)
Effect of acquisition and restructuring related costs	0.01	-	-	0.01	0.08
Effect of share-based compensation	0.01	-	0.01	0.03	0.07
Effect of amortization of purchased intangible assets	0.02	0.02	0.02	0.05	0.07
Non-GAAP Diluted Income (Loss) Per Share	$0.07	$(0.03)	$0.07	$0.20	$(0.39)

Operating Income Reconciliation
GAAP Operating Income (Loss)	$2,594	$(2,044)	$1,905	$6,183	$(17,885)
Share-based compensation - COGS	8	6	10	25	85
Share-based compensation - R&D	155	62	165	464	766
Share-based compensation - SG&A	223	102	288	706	1,779
Acquisition and restructuring related costs	510	171	-	510	2,900
Amortization of purchased intangible assets	648	854	649	1,945	2,562
Non-GAAP Operating Income (Loss)	$4,138	$(849)	$3,017	$9,833	$(9,793)

Operating Expense Reconciliation
GAAP Operating Expenses	$15,333	$14,183	$15,584	$45,581	$49,072
Share-based compensation - R&D	(155)	(62)	(165)	(464)	(766)
Share-based compensation - SG&A	(223)	(102)	(288)	(706)	(1,779)
Acquisition and restructuring related costs	(510)	(171)	-	(510)	(2,900)
Amortization of purchased intangible assets	(648)	(854)	(649)	(1,945)	(2,562)
Non-GAAP Operating Expenses	$13,797	$12,994	$14,482	$41,956	$41,065

1	Refer to " Use of Non-GAAP Financial Information" in the press release for a discussion of management's use of non-GAAP financial measures.

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30	September 30	June 30	September 30
	2010	2009	2010	2010	2009
Net Revenues by Geography
Americas	20%	15%	19%	18%	18%
Asia Pacific	68%	76%	72%	72%	72%
Europe	12%	9%	9%	10%	10%